Exhibit 99.1

Health Catalyst Reports Third Quarter 2026 Results

SALT LAKE CITY, UT, November 5, 2026 — Health Catalyst, Inc. (“Health Catalyst,” Nasdaq: HCAT), a healthcare intelligence company designed to accelerate measurable improvement for health systems, today reported financial results for the quarter ended September 30, 2026.

“We delivered a third quarter above the high end of our revenue and Adjusted EBITDA guidance, and we are reaffirming our full-year outlook,” said Simeon Kohl, President and Chief Executive Officer of Health Catalyst. “Our immediate priority is to strengthen the foundation of the business, with a focus on retaining the clients we serve and developing a path to generating durable, profitable revenue.”

Financial Highlights for the Three Months Ended September 30, 2026

Key Financial Metrics

	Three Months Ended September 30,		Year over Year Change
	2026(2)	2025
GAAP Financial Measures:	(in thousands, except percentages, unaudited)
Total revenue	$56,283	$76,323	(26)%
Gross profit	$17,345	$29,979	(42)%
Gross margin	31%	39%
Net income (loss)	$40,496	$(22,229)	282%
Non-GAAP Financial Measures:(1)
Adjusted Gross Profit	$24,913	$40,133	(38)%
Adjusted Gross Margin	44%	53%
Adjusted EBITDA	$779	$12,000	(94)%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.
(2) The net income generated during the three months ended September 30, 2026 was largely driven by a $65.9 million gain on sale of the Vitalware Business, while total revenue, gross profit, gross margin, Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA decreased year-over-year primarily as a result of the divestiture of the Vitalware Business on July 31, 2026 and headwinds related to the migration from DOS to Ignite, partially offset by our cost reduction initiatives. See Management's Discussion and Analysis of Financial Condition and Results of Operations for more detail.
Financial Outlook
Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the full year of 2026, we expect:
•Total revenue of $246 million to $249 million, and
•Adjusted EBITDA of $18 million to $18.5 million.
We have not provided forward-looking guidance for net income (loss), the most directly comparable GAAP measure to Adjusted EBITDA, and therefore have not reconciled guidance for Adjusted EBITDA to net income (loss), because there are items that may impact net income (loss), including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details

We will host a conference call to review the results today, Thursday, November 5, 2026, at 5:00 p.m. E.T. The conference call can be accessed by dialing (800) 343-5172 for U.S. participants, or (203) 518-9856 for international participants, and referencing conference ID “HCATQ326.” A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst, Inc. (Nasdaq: HCAT) is a healthcare intelligence company designed to accelerate measurable improvement for health systems across cost, clinical, and consumer performance. Backed by deep domain expertise, proprietary AI-driven technology, and $2.8 billion in documented outcomes, Health Catalyst helps health systems move from data to confident, measurable action.
Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including our website (https://www.healthcatalyst.com/), our investor relations website (https://ir.healthcatalyst.com/), press releases, SEC filings, public conference calls, and social media, including our LinkedIn (https://www.linkedin.com/company/healthcatalyst) and our CEO’s social media accounts such as LinkedIn (https://www.linkedin.com/in/simeon-kohl-224a945/), in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth, our growth and transformation strategies, our strategic priorities, and our financial outlook for the fourth quarter and full year 2026. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners, clients reducing or eliminating their spend with us, client churn or down-selling in connection with the migration to Ignite or otherwise; (v) fluctuations in our project-based, non-recurring revenue, (vi) macroeconomic challenges (including high inflationary and/or high interest rate environments, tariffs, or market volatility and measures taken in response thereto), natural disasters or any new public health crises, and regional or global conflicts (including in the Middle East); (vii) the divestiture of Vitalware may not achieve some or all of the expected benefits and may adversely affect our business; and (viii) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026, expected to be filed with the SEC on or about November 5, 2026, and the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of September 30,	As of December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$53,746	$50,814
Short-term investments	25,245	44,918
Accounts receivable, net(1)	41,333	59,128
Prepaid expenses and other assets	12,643	14,447
Total current assets	132,967	169,307
Property and equipment, net	34,456	33,838
Intangible assets, net	50,077	77,678
Operating lease right-of-use assets	5,604	6,640
Goodwill	11,102	209,073
Other assets	3,213	6,107
Total assets	$237,419	$502,643
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,531	$9,363
Accrued liabilities	25,847	18,697
Deferred revenue(1)	42,109	56,107
Operating lease liabilities	3,660	3,779
Current portion of long-term debt	—	1,627
Total current liabilities	78,147	89,573
Long-term debt, net of current portion	—	151,624
Deferred revenue, net of current portion	1,026	410
Operating lease liabilities, net of current portion	12,093	14,208
Contingent consideration liabilities	—	250
Other liabilities	567	798
Total liabilities	91,833	256,863

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value per share, and additional paid-in capital; 500,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 76,155,467 and 72,027,332 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	1,620,284	1,608,840
Accumulated deficit	(1,475,713)	(1,364,646)
Accumulated other comprehensive income	1,015	1,586
Total stockholders’ equity	145,586	245,780
Total liabilities and stockholders’ equity	$237,419	$502,643
__________________
(1)    Includes amounts attributable to related party transactions. See Note 18 in our condensed consolidated financial statements.

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Technology	$40,686	$52,051	$138,949	$156,409
Professional services	15,597	24,272	58,577	80,048
Total revenue	56,283	76,323	197,526	236,457
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)(3)	16,166	17,203	51,637	53,120
Professional services(1)(2)(3)	16,076	21,304	51,525	71,045
Total cost of revenue, excluding depreciation and amortization	32,242	38,507	103,162	124,165
Operating expenses:
Sales and marketing(1)(2)(3)	8,563	14,361	29,508	42,305
Research and development(1)(2)(3)	9,503	12,281	30,308	39,859
General and administrative(1)(2)(3)(4)	11,999	16,069	37,887	38,515
Depreciation and amortization	9,728	12,614	32,822	37,618
Goodwill impairment	—	—	122,548	28,769
Total operating expenses	39,793	55,325	253,073	187,066
Gain on sale of business	65,889	—	65,889	—
Income (loss) from operations	50,137	(17,509)	(92,820)	(74,774)
Loss on extinguishment of debt	(9,494)	—	(9,494)	—
Interest and other expense, net	(540)	(4,679)	(8,417)	(11,838)
Income (loss) before income taxes	40,103	(22,188)	(110,731)	(86,612)
Income tax benefit (provision)	393	(41)	(336)	(337)
Net income (loss) attributable to common stockholders	$40,496	$(22,229)	$(111,067)	$(86,949)
Net income (loss) per share, basic	$0.54	$(0.32)	$(1.50)	$(1.25)
Net income (loss) per share, diluted	$0.53	$(0.32)	$(1.50)	$(1.25)
Weighted-average shares outstanding used in calculating net income (loss) per share, basic	75,386	70,377	73,990	69,525
Weighted-average shares outstanding used in calculating net income (loss) per share, diluted	75,932	70,377	73,990	69,525
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$145	$205	$335	$719
Professional services	594	991	1,488	3,187
Sales and marketing	1,033	2,085	2,442	6,789
Research and development	817	972	1,773	3,421
General and administrative	1,488	2,786	4,518	8,789
Total	$4,077	$7,039	$10,556	$22,905

(2)    Includes acquisition-related costs, net, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Acquisition-related costs, net:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$11	$1	$118
Professional services	—	24	6	200
Sales and marketing	210	(25)	213	416
Research and development	25	—	31	357
General and administrative	1,137	(1,826)	5,516	(3,598)
Total	$1,372	$(1,816)	$5,767	$(2,507)

(3)    Includes restructuring and other related costs as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Restructuring and other related costs:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$(18)	$436	$278	$837
Professional services	151	650	717	1,792
Sales and marketing	207	1,947	1,567	2,299
Research and development	79	1,374	1,669	3,282
General and administrative	935	365	2,620	501
Total	$1,354	$4,772	$6,851	$8,711

(4)    Includes non-recurring lease-related charges as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Non-recurring lease-related charges:	(in thousands)		(in thousands)
General and administrative	$—	$6,900	$—	$6,900
Total	$—	$6,900	$—	$6,900

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net loss	$(111,067)	$(86,949)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	10,556	22,905
Depreciation and amortization	32,822	37,618
Impairment of long-lived assets	—	6,900
Non-cash operating lease expense	1,726	2,231
Amortization of debt discount, issuance costs, and deferred financing costs	1,332	2,906
Investment discount and premium accretion	(697)	(1,278)
Provision for expected credit losses	1,048	1,410
Deferred tax provision	(230)	(114)
Change in fair value of contingent consideration liabilities	(250)	(7,063)
Loss on extinguishment of debt	9,494	—
Gain on sale of business	(65,889)	—
Goodwill impairment	122,548	28,769
Other	110	(410)
Change in operating assets and liabilities:
Accounts receivable, net	10,391	(2,709)
Prepaid expenses and other assets	4,850	1,934
Accounts payable, accrued liabilities, and other liabilities	4,970	(15,729)
Deferred revenue	(1,973)	3,304
Operating lease liabilities	(2,830)	(2,906)
Net cash provided by (used in) operating activities	16,911	(9,181)

Cash flows from investing activities
Proceeds from the sale and maturity of short-term investments	63,901	149,448
Purchase of short-term investments	(43,668)	(57,224)
Acquisition of businesses, net of cash acquired	—	(41,114)
Capitalization of internal-use software	(13,584)	(14,638)
Purchases of property and equipment	(839)	(695)
Purchase of intangible assets	(909)	(624)
Proceeds from the sale of property and equipment	26	31
Proceeds from sale of business	144,455	—
Net cash provided by investing activities	149,382	35,184

Cash flows from financing activities
Proceeds from employee stock purchase plan	629	1,537
Repurchase of common stock	—	(5,000)
Repayment of debt	(163,960)	(231,885)
Net cash used in financing activities	(163,331)	(235,348)
Effect of exchange rate changes on cash and cash equivalents	(30)	5
Net increase (decrease) in cash and cash equivalents	2,932	(209,340)

Cash and cash equivalents at beginning of period	50,814	249,645
Cash and cash equivalents at end of period	$53,746	$40,305

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Cost of Revenue, Adjusted Operating Expenses, Adjusted Net Income, and Adjusted Net Income per share, basic and diluted are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin
Gross profit is a GAAP financial measure that is calculated as revenue less cost of revenue, including depreciation and amortization of capitalized software development costs and acquired technology. We calculate gross margin as gross profit divided by our revenue. Adjusted Gross Profit is a non-GAAP financial measure that we define as gross profit, adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, and (iv) restructuring and other related costs, as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses.
We present both of these measures for our technology and professional services business. We believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall profitability.

The following is a reconciliation of our Adjusted Gross Profit and Adjusted Gross Margin, in total and for technology and professional services, to gross profit and gross margin, the most directly comparable financial measures calculated in accordance with GAAP for the three months ended September 30, 2026 and 2025.

	Three Months Ended September 30, 2026
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$40,686	$15,597	$56,283
Cost of revenue, excluding depreciation and amortization	(16,166)	(16,076)	(32,242)
Amortization of intangible assets, cost of revenue	(3,614)	—	(3,614)
Depreciation of property and equipment, cost of revenue	(3,082)	—	(3,082)
Gross profit	17,824	(479)	17,345
Gross margin	44%	(3)%	31%
Add:
Amortization of intangible assets, cost of revenue	3,614	—	3,614
Depreciation of property and equipment, cost of revenue	3,082	—	3,082
Stock-based compensation	145	594	739
Restructuring and other related costs(1)	(18)	151	133
Adjusted Gross Profit	$24,647	$266	$24,913
Adjusted Gross Margin	61%	2%	44%
___________________
(1)Restructuring and other related costs include severance, restructuring program costs, and other team member costs from workforce reductions and restructuring. For additional details, refer to Note 20 in our condensed consolidated financial statements.

	Three Months Ended September 30, 2025
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$52,051	$24,272	$76,323
Cost of revenue, excluding depreciation and amortization	(17,203)	(21,304)	(38,507)
Amortization of intangible assets, cost of revenue	(4,554)	—	(4,554)
Depreciation of property and equipment, cost of revenue	(3,283)	—	(3,283)
Gross profit	27,011	2,968	29,979
Gross margin	52%	12%	39%
Add:
Amortization of intangible assets, cost of revenue	4,554	—	4,554
Depreciation of property and equipment, cost of revenue	3,283	—	3,283
Stock-based compensation	205	991	1,196
Acquisition-related costs, net(1)	11	24	35
Restructuring and other related costs(2)	436	650	1,086
Adjusted Gross Profit	$35,500	$4,633	$40,133
Adjusted Gross Margin	68%	19%	53%
___________________
(1)Acquisition-related costs, net include deferred retention expenses attributable to the Upfront, Intraprise, and KPI Ninja acquisitions. For additional details refer to notes 1 and 3 in our condensed consolidated financial statements.
(2)Restructuring and other related costs include severance and other team member costs from workforce reductions and restructuring. For additional details, refer to Note 20 in our condensed consolidated financial statements.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) adjusted for (i) interest and other expense, net, (ii) income tax provision (benefit), (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities for potential earn-out payments, (vi) restructuring and other related costs, (vii) non-recurring lease-related charges, (viii) gain on sale of business, and (ix) loss on extinguishment of debt, as applicable. We view acquisition-related expenses when applicable, such as transaction costs (including third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations) and changes in the fair value of contingent consideration liabilities for potential earnout payments that are directly related to business combinations, as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe that excluding restructuring and other related costs, impairment of goodwill and intangible assets, non-recurring lease-related charges, loss on extinguishment of debt, and gain on sale of business, as applicable, allows for more meaningful comparisons between operating results from period to period as these are separate from the core activities that arise in the ordinary course of our business and are not part of our ongoing operations. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP, for the three months ended September 30, 2026 and 2025.

	Three Months Ended September 30,
	2026	2025
	(in thousands)
Net income (loss)	$40,496	$(22,229)
Add:
Interest and other expense, net	540	4,679
Income tax provision (benefit)	(393)	41
Depreciation and amortization	9,728	12,614
Stock-based compensation	4,077	7,039
Acquisition-related costs, net(1)	1,372	(1,816)
Restructuring and other related costs(2)	1,354	4,772
Non-recurring lease-related charges(3)	—	6,900
Gain on sale of business(4)	(65,889)	—
Loss on extinguishment of debt(5)	9,494	—
Adjusted EBITDA	$779	$12,000
__________________
(1)Acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. During the three months ended September 30, 2025, the fair value of the contingent consideration related to the Upfront acquisition earnout decreased, resulting in a net reduction in expense. For additional details refer to Notes 1, 3, and 8 in our condensed consolidated financial statements.
(2)Restructuring and other related costs include severance, restructuring and retention program costs, and other team member costs from our restructuring plans, which included workforce reductions, as well as legal and advisory fees related to Project Nexus that are non-recurring and outside the ordinary course of our business. For additional details, refer to Notes 1 and 20 in our condensed consolidated financial statements.
(3)Non-recurring lease-related charges include the lease-related impairment charges related to our corporate office space designated for subleasing. For additional details, refer to Note 10 in our condensed consolidated financial statements.
(4)The gain on sale of business was related to the Vitalware Transaction that closed on July 31, 2026 with total consideration received of $146.3 million and $80.4 million of net assets disposed. For additional details, refer to Note 2 in our condensed consolidated financial statements.
(5)On July 31, 2026, we used the net cash proceeds received from the Vitalware Transaction, together with cash on hand, to voluntarily repay in full all outstanding obligations under the Credit Agreement and terminate the agreement. In connection with the repayment, we recognized a loss on extinguishment of debt due to the write-off of unamortized debt issuance costs, debt discount, and prepayment premiums. For additional details, refer to Note 11 in our condensed consolidated financial statements.

Adjusted Cost of Revenue

Adjusted Cost of Revenue is a non-GAAP financial measure that we define as cost of revenue adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, and (iv) restructuring and other related costs, as applicable. We view these adjustments to allow for more meaningful comparisons between operating results from period-to-period as these are separate from the core activities that arise in the ordinary course of our business. Adjusted Cost of Revenue is also computable by subtracting Adjusted Gross Profit from revenue. We believe Adjusted Cost of Revenue provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of Adjusted Cost of Revenue to our cost of revenue, the most directly comparable financial measure calculated in accordance with GAAP, for the three months ended September 30, 2026 and 2025.

	Three Months Ended September 30,
	2026	2025
	(in thousands)
Cost of revenue, excluding depreciation and amortization	$32,242	$38,507
Add:
Amortization of intangible assets, cost of revenue	3,614	4,554
Depreciation of property and equipment, cost of revenue	3,082	3,283
Cost of revenue	38,938	46,344
Less:
Amortization of intangible assets, cost of revenue	(3,614)	(4,554)
Depreciation of property and equipment, cost of revenue	(3,082)	(3,283)
Stock-based compensation	(739)	(1,196)
Acquisition-related costs, net(1)	—	(35)
Restructuring and other related costs(2)	(133)	(1,086)
Adjusted Cost of Revenue	$31,370	$36,190
__________________
(1)Acquisition-related costs, net include deferred retention expenses incurred as part of business combinations.
(2)Restructuring and other related costs include severance, restructuring and retention program costs, and other team member costs from our restructuring plans, which included workforce reductions, as well as legal and advisory fees related to Project Nexus that are non-recurring and outside the ordinary course of our business. For additional details, refer to Note 20 in our condensed consolidated financial statements.

Adjusted Operating Expenses

Adjusted Operating Expenses is a non-GAAP financial measure that we define as total operating expenses adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities for potential earn-out payments, (iv) goodwill impairment, (v) restructuring and other related costs, and (vi) non-recurring lease related charges, as applicable. We view these adjustments to allow for more meaningful comparisons between operating results from period-to-period as these are separate from the core activities that arise in the ordinary course of our business. We believe Adjusted Operating Expenses provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of Adjusted Operating Expenses to our total operating expenses, the most directly comparable financial measure calculated in accordance with GAAP, as well as a calculation of total operating expenses and Adjusted Operating Expenses as a percentage of total revenue, for the three months ended September 30, 2026 and 2025.

	Three Months Ended September 30,
	2026	2025
	(in thousands)
Total operating expenses	$39,793	$55,325
Less:
Depreciation and amortization	(9,728)	(12,614)
Stock-based compensation	(3,338)	(5,843)
Acquisition-related costs, net(1)	(1,372)	1,851
Restructuring and other related costs(2)	(1,221)	(3,686)
Non-recurring lease-related charges(3)	—	(6,900)
Adjusted Operating Expenses	$24,134	$28,133
Total operating expenses as a % of revenue	71%	73%
Adjusted Operating Expenses as a % of revenue	43%	37%
__________________
(1)Acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. During the three months ended September 30, 2025, the fair value of the contingent consideration related to the Upfront acquisition earnout decreased, resulting in a net reduction in expense. For additional details refer to Notes 1, 3, and 8 in our condensed consolidated financial statements.
(2)Restructuring and other related costs include severance, restructuring and retention program costs, and other team member costs from our restructuring plans, which included workforce reductions, as well as legal and advisory fees related to Project Nexus that are non-recurring and outside the ordinary course of our business. For additional details, refer to Notes 1 and 20 in our condensed consolidated financial statements.
(3)Non-recurring lease-related charges include the lease-related impairment charges related to our corporate office space designated for subleasing. For additional details, refer to Note 10 in our condensed consolidated financial statements.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

Adjusted Net Income (Loss) is a non-GAAP financial measure that we define as net income (loss) adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) restructuring and other related costs, (iv) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities, (v) goodwill impairment, (vi) non-cash interest expense related to debt facilities, (vii) non-recurring lease-related charges, (viii) gain on sale of business, and (ix) loss on extinguishment of debt, as applicable. We believe Adjusted Net Income (Loss) provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of Adjusted Net Income (Loss) to our net income (loss), the most directly comparable financial measure calculated in accordance with GAAP, for the three months ended September 30, 2026 and 2025.

	Three Months Ended September 30,
	2026	2025
Numerator:	(in thousands, except share and per share amounts)
Net income (loss)	$40,496	$(22,229)
Add:
Stock-based compensation	4,077	7,039
Amortization of acquired intangibles	6,373	8,823
Restructuring and other related costs(1)	1,354	4,772
Acquisition-related costs, net(2)	1,372	(1,816)
Non-cash interest expense related to debt facilities	174	817
Non-recurring lease-related charges(3)	—	6,900
Gain on sale of business(4)	(65,889)	—
Loss on extinguishment of debt(5)	9,494	—
Adjusted Net Income (Loss)	$(2,549)	$4,306
Denominator:
Weighted-average shares outstanding used in calculating net income (loss) per share, basic and Adjusted Net Income (Loss) per share, basic	75,386,281	70,376,760
Weighted-average shares outstanding used in calculating net income (loss) per share, diluted	75,932,217	70,376,760
Non-GAAP weighted-average shares outstanding used in calculating Adjusted Net Income (Loss) per share, diluted	75,386,281	71,094,489

Net income (loss) per share, basic	$0.54	$(0.32)
Net income (loss) per share, diluted	$0.53	$(0.32)
Adjusted Net Income (Loss) per share, basic and diluted	$(0.03)	$0.06
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(1)Restructuring and other related costs include severance, restructuring program costs, and other team member costs from workforce reductions and restructuring, as well as advisory fees related to Project Nexus that are non-recurring and outside the ordinary course of our business. For additional details, refer to Notes 1 and 20 in our condensed consolidated financial statements.
(2)Acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. During the three months ended September 30, 2025, the fair value of the contingent consideration related to the Upfront acquisition earnout decreased, resulting in a net reduction in expense. For additional details refer to Notes 1, 3, and 8 in our condensed consolidated financial statements.
(3)Non-recurring lease-related charges include the lease-related impairment charges related to our corporate office space designated for subleasing. For additional details, refer to Note 10 in our condensed consolidated financial statements.
(4)The gain on sale of business was related to the Vitalware Transaction that closed on July 31, 2026 with total consideration received of $146.3 million and $80.4 million of net assets disposed. For additional details, refer to Note 2 in our condensed consolidated financial statements.
(5)On July 31, 2026, we used the net cash proceeds received from the Vitalware Transaction, together with cash on hand, to voluntarily repay in full all outstanding obligations under the Credit Agreement and terminate the agreement. In connection with the repayment, we recognized a loss on extinguishment of debt due to the write-off of unamortized debt issuance costs, debt discount, and prepayment premiums. For additional details, refer to Note 11 in our condensed consolidated financial statements.

Health Catalyst Investor Relations Contact:
Stephanie St. Clair
Finance and Investor Relations, SVP
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Kathryn Larson
Director, Public Relations and Communications
media@healthcatalyst.com